Exhibit 99.1
138 Bartlett Street, Marlboro, MA 01752 USA
TL: 508.357.2221    FX: 508.229.0747    www.evergreensolar.com
PRESS RELEASE

Contacts: Donald Muir Chief Financial Officer Evergreen Solar, Inc. 508-357-2221 x7708 investors@evergreensolar.com	Investors/Media: David Reichman Vice President Sharon Merrill Associates, Inc. 617-542-5300 eslr@investorrelations.com
Evergreen Solar Announces Signing of Binding Memorandum of Understanding
for Major Polysilicon Supply Agreements for EverQ;
Q-Cells and REC to Become Equal Partners with Company in EverQ
EverQ to Commence Near-Term Expansion at Thalheim Plant
Total Capacity Expected to Ramp to Approximately 300MW by 2010
Marlboro, Massachusetts, June 5, 2006 — Evergreen Solar, Inc. (Nasdaq: ESLR), a manufacturer of solar power products with its proprietary, low-cost String Ribbon™ wafer technology, today announced the execution of a binding memorandum of understanding regarding new polysilicon supply agreements sufficient to allow its EverQ joint venture to increase its solar module production capacity. EverQ currently expects to ramp production capacity from about 30MW this year to approximately 300MW by 2010 and possibly as early as the second half of 2009. The supply agreements are expected to be finalized and become effective early in the third quarter of 2006.
Under the proposed terms of a long-term supply agreement, Renewable Energy Corporation of Norway (OSEAX: REC.OL) will supply EverQ with a total of 7,400 metric tons of granular polysilicon over seven years beginning in 2008. Shipments of approximately 400 metric tons are expected to begin in the second half of 2008 and increase to 1,200 metric tons annually by 2010, continuing through 2014. This is in addition to the 190 metric tons REC is supplying EverQ annually under an existing arrangement.
In conjunction with the implementation of today’s supply agreements and consistent with the existing joint venture documents, Evergreen Solar, Q-Cells AG of Germany (FSE: QCE) and REC have agreed to become equal partners in EverQ. It is anticipated that Evergreen Solar will continue to market and sell all modules manufactured by EverQ.

Proposed Near-Term Expansion
The binding memorandum of understanding also contemplates that EverQ will sign interim silicon supply guarantees to immediately enable the next phase of expansion of its facility in Thalheim, Germany, prior to 2008. Under the proposed terms of the interim supply agreements, Q-Cells and REC will each provide up to 150 metric tons of polysilicon, at near-term market pricing, to EverQ as required from mid 2007 to mid 2008. With silicon secured, EverQ expects to expand its Thalheim operations with the construction of a second integrated wafer, cell and module factory with a capacity of approximately 50MW. Subject to final approval of investment grants, construction of this facility is anticipated to commence in the third quarter of 2006. Production is expected to begin in the first half of 2007 and reach full capacity by year-end 2007.
Management Comments
Evergreen Solar President and Chief Executive Officer Richard M. Feldt said, “Today’s announcement is a historic event for EverQ and its partner companies. As participants in EverQ, Evergreen Solar, Q-Cells and REC share a common vision - to rapidly advance photovoltaic technology and ultimately achieve economic parity with retail electricity. We each bring critical resources and competencies to this venture. Joining one of the global leaders in silicon production as well as the world’s largest independent manufacturer of high-efficiency solar cells as equal partners in advanced solar module production validates the significance of Evergreen’s String Ribbon technology and opens new doors to long-term accelerated growth for Evergreen Solar and our partners.”
Evergreen Solar Financial Outlook
The amended agreements, which will make Evergreen Solar, Q-Cells and REC equal partners at 33.33% ownership, are expected to be finalized early in the third quarter of 2006. As a result, Evergreen Solar expects that it will account for its share of EverQ’s financial results under the equity method of accounting beginning in the third quarter of 2006. Since there are no anticipated changes in the current distribution arrangements under which Evergreen Solar markets and sells all modules manufactured by EverQ, the Company expects to continue to report revenue resulting from 100% of EverQ’s module production.
Evergreen Solar is reaffirming its previously issued financial guidance for 2006 quarterly revenue and gross margin for both its Marlboro and EverQ factories. The Company continues to expect its reported revenue to increase throughout the year, more than doubling from 2005 levels for full-year 2006 as the EverQ operation ramps production. Based on the current assessment of EverQ’s second-quarter supply chain status and planned production ramp, the Company continues to expect EverQ to achieve $8 to $13 million in revenue for the second quarter, increasing to $16 to $22 million and $23 to $25 million for the third and fourth quarters, respectively. Evergreen Solar expects quarterly revenue from its Marlboro factory to continue in the $10 to $12 million range for the balance of 2006.
Evergreen Solar expects that accelerating to full production at EverQ and implementing its R&D initiatives in Marlboro will continue to affect gross margins throughout 2006. Gross margin at its Marlboro facility, including stock compensation expenses associated with the adoption of FAS123R, is expected to be in the 5% to 10% range in the second quarter, and then to increase to a range of 7% to 15% in the second half of fiscal 2006 as the Company benefits from its thin-wafer conversion. Evergreen Solar expects EverQ’s gross margin to be in a range of negative 35% to approximately break-even in the second quarter, improve to a range of 12% to 25% in the third quarter and rise to a range of 30% to 35% by the fourth quarter. EverQ’s gross margin guidance excludes the impact of any costs associated with Evergreen Solar’s share of the start-up expenses for the new 50MW facility.
About EverQ
EverQ’s existing solar module manufacturing plant in Thalheim, Germany, commenced commercial operations early in the second quarter of 2006. The plant manufactures Evergreen Solar’s high-output Spruce Line™ of photovoltaic panels. Products fabricated by EverQ use Evergreen Solar’s patented String Ribbon™ manufacturing process. String Ribbon is substantially more efficient in the use of silicon than conventional sliced crystalline technologies.
EverQ is a strategic partnership of Evergreen Solar, Inc. of the United States, Q-Cells AG of Germany, and Renewable Energy Corporation ASA of Norway. Evergreen Solar develops, manufactures and markets solar power products using its String Ribbon technology. Q-Cells is the world’s largest independent manufacturer of crystalline silicon solar cells. Renewable Energy Corporation is one of the world’s largest manufacturers of solar-grade silicon and multicrystalline wafers.
About Evergreen Solar, Inc.
Evergreen Solar, Inc. develops, manufactures and markets solar power products using proprietary, low-cost manufacturing technologies. The Company’s patented crystalline silicon technology, known as String Ribbon, uses significantly less silicon than conventional approaches. Evergreen Solar’s products provide reliable and environmentally clean electric power for residential and commercial applications globally. For more information about the Company, please visit www.evergreensolar.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of federal securities laws. Evergreen Solar cautions you that any statements contained in this press release that are not strictly historical statements constitute forward-looking statements. Such forward-looking statements include, but are not limited to, those related to the Company’s expectations regarding future quarterly and annual financial performance including revenue and gross margins performance; the Company’s expectations regarding EverQ’s future quarterly and annual financial performance including revenue and gross margins performance; the Company’s expectations regarding future silicon supply for EverQ; the terms and conditions of the proposed supply agreements and amended joint venture agreement; increased production capacity at EverQ; the future ownership of EverQ; the expansion of EverQ’s Thalheim operations and its production schedule; the Company’s expectations regarding the marketing and sales of EverQ modules; the advancement of photovoltaic technology and the achievement of economic parity with retail electricity; the ability of the Company’s String Ribbon technology to accelerate the Company’s growth; future accounting treatment of EverQ; and the Company’s ability to report 100% of EverQ’s revenues. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the conditions to which any German government grant is subject, which includes, but is not limited to, receipt of European Union approval; the risk that any German government grant that has or may be approved is subject to forfeiture or repayment in whole or in part if EverQ fails to continue to meet the conditions for such grants or if such grants for any reason become unavailable from German or European Union sources; the success of EverQ is subject to numerous risks associated with the development of manufacturing facilities in international markets and depends on many factors that are outside of the Company’s control, including the availability of government grants and contributions by Q-Cells and REC; the Company’s business and results of operations could be materially impaired as a result of poor manufacturing or product performance or higher costs attributable to the expansion or operation of EverQ’s manufacturing facilities; the market for solar power products is emerging and rapidly developing, and market demand for solar power products such as the Company’s products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the risk that the Company may fail to bring to market new products under development or that any such products may not achieve commercial acceptance; the risk that technological changes in the solar industry could render its solar products uncompetitive or obsolete; the Company sells via a small number of reseller partners, and the Company’s relationships with current or prospective marketing or strategic partners may be affected by adverse developments in the Company’s business, the business of the Company’s strategic partners, competitive factors, solar power market conditions, or financial market conditions; the market for products such as the Company’s solar power products is heavily influenced by federal, state, local and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control; and the Company is susceptible to shortages of specialized silicon that the Company uses in the manufacture of its products. In addition to the foregoing factors, the risk factors identified in the Company’s filings with the Securities and Exchange Commission - including the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2006 and Quarterly Report on Form 10-Q filed with the SEC on May 11, 2006 (copies of which may be obtained at the SEC’s website at: http://www.sec.gov) - could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
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Evergreen Solar® is a registered trademark and String Ribbon™ is a trademark of Evergreen Solar, Inc.